UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 19, 2016
 REINSURANCE GROUP OF AMERICA, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
16600 Swingley Ridge Road, Chesterfield, Missouri 63017
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders (the “Annual Meeting”) of Reinsurance Group of America, Incorporated (the “Company”) was held on May 19, 2016. The number of shares present at the Annual Meeting, in person or proxy, was 60,488,312, or approximately 94.4% of the outstanding voting shares of the Company. At the Annual Meeting, the Company’s shareholders were asked to vote on the election of four directors and the two proposals described below, and the votes were cast as follows:
1.     Election of the following director for a term expiring in 2017:
Broker
For             Abstain        Non-Votes

Anna Manning        55,279,416        2,592,189         2,616,707

Election of the following directors for terms expiring in 2019:
Broker
For             Abstain        Non-Votes

William J. Bartlett        55,652,935        2,218,670         2,616,707

Christine R. Detrick        57,479,312         392,293         2,616,707

Alan C. Henderson        56,587,090        1,284,515         2,616,707

Joyce A. Phillips        57,479,259         392,346         2,616,707

2.	Advisory vote to approve the compensation of the Company’s named executive officers:

For             Against         Withheld     Broker Non-Votes

56,774,487        1,042,683         54,435         2,616,707

3.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2016.

For                 Against            Abstain

59,497,711            979,501             11,100

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: May 23, 2016	By:	/s/ Todd C. Larson
Todd C. Larson
Senior Executive Vice President and Chief Financial Officer

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